                              DATED 9TH MARCH, 1998






                       MULTISOFT FINANCIAL SYSTEMS LIMITED


                                       and


                              IBIS SYSTEMS LIMITED







                  --------------------------------------------

                                LICENCE TO OCCUPY

                       premises at Cross & Pillory House,
                  Cross & Pillory Lane, Alton, Hants, GU34 1HL

                  --------------------------------------------







                                  ALLEN & OVERY
                                     London
                                  PY2:475617.2

THIS AGREEMENT is made on 9th March, 1998

BETWEEN:

(1) MULTISOFT FINANCIAL SYSTEMS LIMITED (registered number 2488578) whose registered office is at Cross & Pillory House, Cross & Pillory Lane, Alton, Hants, GU34 1HL (the "LICENSOR"); and

(2) IBIS SYSTEMS LIMITED (registered number 3410598) whose registered office is at 2 Twyford Place, Lincoln's Inn, Cressex, High Wycombe, Buckinghamshire, HP12 3RE (the "LICENSEE").

IT IS AGREED as follows:

1.       INTERPRETATION

(1)      In this agreement:

         "ACCESS WAYS" means the roads, paths, entrances, halls and corridors of the Property the use of which is necessary for getting to and from the designated Space;

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

         "EFFECTS" means office equipment and chattels;

         "LICENCE FEE" means for the period from and including the date of this agreement until expiry of the Licence Period a fee of (pound)1.;

         "LICENCE PERIOD" means the period from the date of this agreement until the date on which the Licensee's rights under clause 2 are determined in accordance with clause 4(1);

         "PROPERTY" means the freehold premises currently occupied by the Licensor at Cross & Pillory House, Cross & Pillory Lane, Alton, Hants, GU34 1HL;

         "SALE OF BUSINESS AGREEMENT" means the agreement for the sale and purchase of part of the business of the Licensor made the same date as this Agreement and made between the Licensor and the Licensee;

         "SPACE" means the area used by the Licensor within the Property for the Business immediately prior to the Effective Time or a space of similar size within the Property notified to the Licensee, in the Licensor's absolute discretion;

         "VAT" means value added tax or any tax replacing it.

                                       2
(2)      In this agreement:

         (a) references to a person include a body corporate and an unincorporated association of persons;

         (b) references to a natural person include his estate and personal representatives;

         (c) references to "LOSSES" means and includes all losses, claims, demands, actions, proceedings, damages, costs or expenses or other liability; and

         (d) any prohibition against doing anything includes a prohibition against permitting or suffering that thing to happen.

(3)      The headings in this agreement do not affect its interpretation.

(4) Except to the extent defined in this Agreement, the definitions used in the Sale of Business Agreement shall apply to this Agreement.

2.       LICENCE

         The Licensor gives the Licensee the right (in common with the Licensor and all others authorised by the Licensor) to use for the Licence
         Period:

         (1) the Space only for the purpose of continuing to run the business sold pursuant to the Sale of Business Agreement;

         (2) the Access Ways for the purpose of getting to and from and around the Space;

         (3) electricity, gas, water, heating, lighting, toilets, telephones and other telecommunication services used at the Property by the Business immediately prior to the Effective Time;

         (4) security and access codes and other services permitting free entry to and exit from the Property and car parking spaces at the Property in such number as have been used for Employees of and visitors to the Business immediately prior to the Effective Time.

3.       LICENSEE'S OBLIGATIONS

         The Licensee agrees:

         (1)      to pay the Licensor the Licence Fee;

         (2) not to bring any Effects onto the Property without the consent of the Licensor (not to be unreasonably withheld);

         (3) not to damage the Space or the Access Ways or any of the Licensor's Effects in or on them and to repair any damage caused and replace any Licensor's Effects which are damaged beyond repair immediately;

         (4) to vacate the Space on termination of this licence and to keep and leave at the end of the Licence Period the Space clean and tidy and clear of rubbish;

         (5) subject to clause 4, to remove all the Licensee's Effects (if any) and any Computer Equipment and Transferred Equipment sold to the Licensee pursuant to the Sale of Business Agreement from the Space, before the end of the Licence Period, and to make good immediately any damage caused to the Property in doing so;

         (6)      not to obstruct the Access Ways or leave any rubbish on them;

         (7) not to cause any damage or disturbance to the Licensor or the owners, occupiers or users of the Property or any adjoining or neighbouring property;

         (8) not to do anything which would or might be a breach of any statutory requirement affecting the Property or which would or might vitiate in whole or in part any insurance effected in respect of the Property from time to time;

         (9) to pay the Licensor, on demand, the cost of any additional rates and taxes charged on the Property or on the owner or occupier of it, as a result of the Licensor granting this licence to the Licensee beyond those rates and taxes which would have been payable in any event had the Licensor occupied the Property for the purpose of its business;

         (10) to indemnify the Licensor and keep the Licensor indemnified against all losses arising in any way from this licence, any breach of any of the Licensee's undertakings contained in this clause or the exercise or purported exercise of any of the rights given in clause 2;

         (11) to observe any reasonable rules and regulations made by the Licensor and notified to the Licensee from time to time governing the Licensee's use of the Space or the Access Ways;

         (12) not to impede the Licensor or its employees or agents in the exercise of the Licensor's rights of possession and control of the Property;

         (13) to pay or reimburse the Licensor, on demand, for the cost of all telephone charges and calls incurred by the Licensor during the Licence Period.

4.       GENERAL

(1) The rights granted in clause 2 will determine (without prejudice to the Licensor's rights in respect of any breach of the obligations contained in clause 3) on the earliest of :

         (a) the expiry of two weeks' written notice given by the Licensee to the Licensor; or

         (b) on the date three months after the date of completion of this licence.

(2) The benefit of this licence is personal to the Licensee and not assignable. The rights given in clause 2 may only be exercised by the Licensee and its employees.

(3) This licence does not grant exclusive possession of the whole or any part of the Property, nor does it create any landlord and tenant relationship.

(4) The Licensor gives no warranty that the Property is legally or physically fit for the purposes specified in clause 2.

(5) The Licensor is not liable for the death of or injury to the Licensee or its employees on the Property or using the Access Ways or for damage to any property of theirs or for any losses, claims, demands, actions, proceedings, damages, costs or expenses incurred by the Licensee or its employees in the exercise or purported exercise of the rights granted by clause 2.

(6) Any obligation to pay money refers to a sum exclusive of VAT and any VAT charged on it is payable in addition.

(7) This licence may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same licence and any party may enter into this licence by executing a counterpart.

5.       NOTICES

(1) Any notice or other document to be served under this agreement may be delivered or sent by prepaid first class post or telex or facsimile process to the party to be served as follows:

         (a)      to Licensor at:

                  The Sage Group plc
                  Sage House
                  Benton Park Road
                  Newcastle-upon-Tyne
                  NE7 7LZ

                  Fax No. 0191 255 0306

                  marked for the attention of Steve Nelson and Rupert Wyndham;

         (b)      to the Licensee at:

                  [Ibis Systems Limited
                  2 Twyford Place
                  Lincoln's Inn
                  Cressex
                  High Wycombe
                  Buckingham   HP12 3RE]

                  Fax No. 01494 443333

                  marked for the attention of [Peter Nagle] or at such other address as it may have notified to the other parties in accordance with this clause.

(2) Any notice or document shall be deemed to have been served:

         (a)      if delivered, at the time of delivery; or

         (b) if posted, at 10.00 am (local time at the place of destination) on the second Business Day after it was put into the post; or

         (c) if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. (local time at the place of destination) on any Business Day, and in any other case at 10.00 a.m. (local time at the place of destination) on the next Business Day after the date of despatch.

(3) In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class letter or that the facsimile message was properly addressed and despatched as the case may be.

IN WITNESS of which the parties have signed this Licence on the date inserted at the top of page 1.




SIGNED  by                          )
                           duly     )       /s/ Unreadable
authorised on behalf of the         )
Licensor                            )



SIGNED by                           )
                           duly     )       /s/ Peter Nagle
authorised on behalf of the         )
Licensee                            )